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                                                                   EXHIBIT 10.39


     EMPLOYMENT AGREEMENT dated as of the 20th day of April 1990 between WESTERN UNION CORPORATION, a New York corporation ("Corporation"), and ROBERT
J. AMMAN ("Executive").

                                  WITNESSETH:

         WHEREAS, Executive is one of the key executives of the Corporation and the Corporation desires to assure the continued availability to it of Executive's services, and Executive is willing to make his services available to the Corporation, in both instances on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth, it is agreed as follows:

         1. TERM OF EMPLOYMENT. The Corporation hereby employs Executive and Executive hereby agrees to serve the Corporation on the terms and conditions set out herein as President and Chief Executive Officer for the period commencing on the date of this Agreement and terminating on the date specified in Section 5 of this Agreement.

         2. DUTIES. Executive agrees to perform overall management and supervision of all of the operations and activities of the Corporation and any subsidiaries as may be established from time to time, and agrees to perform such other services of a senior
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executive nature concomitant with his positions and offices described in
Section 1 hereof as shall from time to time be assigned to him by or pursuant to authorization of the Board of Directors of the Corporation. If requested by the Corporation, Executive agrees to serve as an officer and/or a director of the Corporation and/or its subsidiaries or Affiliates. In consideration of continued employment by the Corporation, Executive agrees to discharge faithfully, diligently and to the best of his ability, the responsibilities of his position. Executive will devote his full time and effort to his assigned duties, will use his best efforts to promote the interest of the Corporation and its subsidiaries and Affiliates and will not engage in any other business or activity which, in the opinion of the Corporation, would hinder or interfere with the performance of his duties. Unless otherwise agreed, Executive's principal place of employment shall be at or within a 100 mile radius of the Corporation location at which he was principally employed on the date of this Agreement, and he shall not be required to render any services under this Agreement which would require him to change his residence to another geographical region.

         3. Salary. (A) As compensation for Executive's services during his employment hereunder, the Corporation will pay (subject to the provisions of Section 5 hereof) salary at a rate fixed from time to time by the Board of Directors of the Corporation but which shall not be less than his current salary

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on the date hereof ("Minimum Salary").  If the Board increases the salary of
Executive after the date of this Agreement, such increased salary shall thereafter be the Minimum Salary under this Agreement. Executive's salary shall be payable in installments at such regular intervals as the Corporation uses for the payment of executive salaries.

             (B) In the event of the Executive's death, in addition to any other employee benefits payable to key executives of the Corporation, the Corporation shall pay to the widow of the Executive, if she shall survive the Executive, the Minimum Salary for a period of twelve (12) months, such amount to be payable in installments at such regular intervals as the Corporation uses for the payment of executive salaries.

         4. Benefits. Executive shall be eligible for all employee benefits that key executives of the Corporation are eligible for, whether now in effect or hereafter adopted. Executive shall also be eligible under any stock option plan, executive bonus plan, incentive compensation plan or other arrangements available to key executives of the Corporation during the term of his employment hereunder, and any other perquisites approved by the Board of Directors of the Corporation.

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    5.  Termination of Employment.

        (A) Executive's employment under this Agreement shall terminate as follows:

        (i) Death. Executive's employment under this Agreement shall terminate automatically if he should die.

        (ii) Disability. If executive becomes incapacitated as a result of physical or mental illness, the Corporation may terminate Executive's employment on a date specified in notice to Executive, which date shall not be less than 36 months after such notice is given to Executive. During the period between the date such notice is given and the date of termination of employment, subject to the provisions of Section 5(B) hereof, (a) Executive's salary shall continue to be payable, subject to reduction by an amount equal to any long term disability benefits payable to Executive under any disability benefit plan maintained by the Corporation, and (b) Executive shall continue to be eligible for benefits on the applicable terms and conditions of the respective employee benefit plans.

        (iii) Discharge by Corporation. (a) The Corporation may terminate Executive's employment without cause at any time by giving notice of termination to Executive specifying



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    an outside termination date which is not less than 36 months after such notice is given to Executive. Executive's employment shall thereafter terminate upon the earlier of the date specified in the notice of termination or the date on which Executive commences employment with another employer (such earlier date being sometimes referred to herein as the "Actual Termination Date").

                (b) During the period between the date such notice of termination is given and the Actual Termination Date, subject to the provision of Sections 5(A)(i) and 5(B) hereof, Executive's salary shall continue to be payable and Executive shall continue to be eligible for benefits on the applicable terms and conditions of the respective employee benefits plans.

                (c) Subject to the remaining provisions of this Section 5(A)(iii), during the period, if any, between the Actual Termination Date and the termination date specified in the notice of termination, the Corporation shall pay to Executive, at such regular intervals as the Corporation pays executive salaries, an amount equal the salary to which Executive would have been entitled for such interval had his employment continued hereunder, but Executive shall not be deemed to be an employee of the Corporation nor entitled to benefits during such period. The Corporation may, in its




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         sole and absolute discretion, pay to executive in a lump sum at any time the total amount to which Executive could become entitled under the preceding sentence. As a condition to receiving such payments, Executive shall notify the Corporation no less than ten (10) days after Executive commences employment with another employer. Executive specifically affirms and agrees that TIME IS OF THE ESSENCE in giving this notice to the Corporation and that failure to do so by the deadline will result in forfeiture of any and all payments thereafter. Such payments to Executive shall terminate in any event upon Executive's death. Notwithstanding anything herein to the contrary, the payment provided pursuant to the provisions of Section 3(B) hereof shall continue to be made to the widow of Executive for a period of twelve (12) months.


        (iv) Resignation by Executive. Executive may resign on a date specified on notice to the Corporation and, unless the provisions of
    Section 5(C) hereof shall be applicable, the Corporation shall have no severance payment or salary or benefit continuation obligations to Executive hereunder.

        (v) Discharge for Cause. The Corporation may terminate Executive's employment under this Agreement forthwith by giving notice to him stating that such determination has been made for cause, in which event the



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    Corporation shall have no severance payment or salary continuation obligations to Executive hereunder. As used herein, "cause" shall mean only the following:

                 (1) theft or embezzlement by Executive from, or common law fraud committed by Executive against, the Corporation;

                 (2) conviction by Executive of any crime under state or federal law involving moral turpitude (for the purpose hereof, traffic violations and other offenses and misdemeanors shall not be deemed to be a crime);

                 (3) material breach by Executive of any of his obligations under Section 6; or

                 (4) material breach by Executive of any other obligation as an executive of the Corporation not cured within ten (10) days after written notice thereof from the Corporation to Executive.

    The Corporation shall give Executive prompt written notice of the reasons or cause for termination. If Executive does not notify the Corporation in writing within thirty (30) days after receipt of said notice that Executive disputes the Corporation's determination of such reason or cause, the

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    Corporation's determination shall be final and binding on Executive.

        (B) Salary Continuation. The salary continuation provided for in Sections 5(A)(ii) and 5(A)(iii) above shall be in lieu of (i) any and all other severance payments to which the Executive may otherwise have been entitled whether under the corporation's salary continuation or severance pay plan then in effect or otherwise and (ii) any and all rights to receive vacation pay whether or not accrued at the time such notice is given or thereafter.

        (C) Change in Control. If Executive shall resign following a "Change in Control" (as defined in Section 5(C)(v) below), the Corporation shall:

        (i) pay to Executive, in one installment on the date of termination (the "Termination Date"), an amount equal to his accrued and unpaid Minimum Salary and accrued vacation, if any, through the Termination Date;

        (ii) pay to Executive, in one installment on the Termination Date, as a severance or termination payment and not as a penalty and in lieu of all other rights, remedies and claims against the Corporation, except as otherwise provided herein, an amount (less appropriate payroll

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    deductions, if any) equal to thirty-six (36) months salary at the
    Minimum Salary rate.

        (iii) if the payment provided in Section 5(C)(ii) shall give rise to a tax (an "Excise Tax") upon the Executive pursuant to Section 4999(a) of the Internal Revenue Code of 1986 or any similar provision of state or local tax law, the Corporation shall indemnify and hold harmless the Executive from and against all such Excise Taxes so imposed, including any taxes arising from such indemnification payment, it being intended that the Executive be held harmless on an after-tax basis from the amount of the Excise Taxes imposed upon payments made pursuant to Section 5(C)(ii) and all taxes (including Excise Taxes) imposed upon payments made pursuant to this Section 5(C)(iii).

        (iv)  continue to provide to Executive all benefits referred to in
    Section 4 above (a) at no cost to Executive until the earlier of thirty-six
    (36) months after the Termination Date or until Executive obtains comparable benefits and (b) if at the end of such thirty-six (36) month period Executive has not obtained comparable benefits thereafter, at a cost to Executive (or his spouse) equal to the Corporations's actual cost until the earlier of the death



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    of Executive or until Executive obtains comparable benefits from a future employer.

        Notwithstanding anything herein to the contrary, if following a Change in Control Executive wishes to resign from the Corporation with effect prior to one (1) year after the date on which the Change in Control occurs, Executive shall first ask the then Board of Directors of the Corporation whether it wishes Executive to remain employed by the Corporation in his current position. If the Corporation responds affirmatively to Executive's question and the Corporation responds affirmatively to Executive's question and the Corporation fulfills all of its obligations under this Agreement, Executive shall continue as an executive of the Corporation and dutifully execute his responsibilities for at least one (1) year after the date on which the Change in Control occurred and shall be entitled, upon (A) the release of Executive by the Corporation prior to the expiration of such one
    (1) year period, (B) the effectiveness of his resignation after such one
    (1) year period, (B) the effectiveness of his resignation after such one
    (1) year period or (C) the termination of his employment by the Corporation for a reason or cause not mentioned in Section 5(A)(v), to receive the payments and benefits contemplated by Sections 5(C)(i), (ii), (iii) and
    (iv); provided, however, if Executive fails to continue to execute his responsibilities for such one (1) year period, then the thirty-six (36) month periods referred to in Sections

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    5(C)(i), (ii), (iii) and (iv) shall be reduced to twelve (12) months.

        (v) a "Change in Control" shall be deemed to occur upon (x) the election of one or more individuals to the Corporation's Board of Directors which election results in a majority of the directors of the Corporation consisting of individuals (I) who have not been directors of the Corporation for at least two years and/or (II) who have not been employed by Brooke Partners L.P. or its Affiliates prior to such election, or (y) the sale by the Corporation of all or substantially all of its assets to any Person, the consolidation of the Corporation with any Person, the merger of the Corporation with any Person as a result of which merger the Corporation is not the surviving entity, or the sale or transfer of shares of the Corporation by the Corporation and/or one or more of its shareholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, more than one-fourth of the shares of the Corporation with the effect that Bennett S. LeBow and/or his Affiliates are no longer in control of the Corporation. (Nothing contained in this definition shall limit or restrict the right of any director from participating in any discussions or voting on



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    any matter referred to in this definition at any meeting of the Board.)

        (vi) a "Person" shall mean any individual, partnership, firm, trust, corporation or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Corporation, such syndicate or group shall be deemed a "Person" for the purposes of this Agreement.

        (vii) "Affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person.

         6. Confidentiality. All confidential information relating to the business, products and services of the Corporation or any subsidiary or Affiliate of the Corporation, whether developed prior or subsequent to the date hereof (the "Information"), shall be and remain the sole property and confidential business information of the Corporation or any such subsidiary or Affiliate, free of any rights of Executive, and Executive agrees not to make any use of the Information except in the performance of his duties hereunder, nor to disclose the Information to third parties, without the written consent of the Corporation.

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This Section 6 shall survive the termination of Executive's employment under this Agreement and shall not limit or otherwise affect the terms of any agreement containing provisions similar to this Section 6 and entered into by Executive prior or subsequent to the date hereof.

         7. Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail (return receipt requested). Any such notice shall be deemed received when so delivered or, if mailed, two business days after the date of deposit in the United States mails addressed to the parties at the following address (or at such other address as shall be specified by like notice):

                 (A) If to the Corporation, at One Lake Street, Upper Saddle River, New Jersey 07458, Attention: Secretary; and

                 (B) If to Executive, either at the address of the Corporation location at which he is employed or his current home address as reflected on the Corporation's records.

         8. Arbitration. The parties will use their best efforts to resolve by negotiation any dispute, controversy or claim which may arise in connection with, or relate to, this Agreement. If the parties cannot resolve directly any such dispute, then any such dispute, controversy or claim will be finally settled by

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arbitration to be held in the City of New York, State of New York, in accordance with the rules of the American Arbitration Association. The arbitration decision will be final and binding on the parties and judgment on any arbitration award may be entered and enforced in any court of competent jurisdiction. Except as otherwise specifically provided herein, no party will institute any legal or equitable action against any other party in any court with respect to any dispute, controversy or claim arising in connection with, or relating to, this Agreement, except to obtain or enforce judgment on an arbitration award. Each party shall pay its own costs and expenses in connection with the arbitration, except that (a) the Corporation shall pay the costs of the arbitrator and the arbitration forum and (b) if the executive shall prevail in whole or in part, the Corporation shall reimburse the Executive for all costs and expenses incurred by him, including reasonable attorney's fees and disbursements.


       9. General. This agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous agreements and understandings, both written and oral, with respect to the subject matter hereof. This Agreement may not be changed or terminated orally. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement. This Agreement shall be binding upon and inure to the benefit of the personal representatives of Executive and the successors and assigns of

                                      -14-
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the Corporation.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                   WESTERN UNION CORPORATION



                                   By:  John C. Walters
                                        --------------------------------------
                                        John C. Walters,
                                        Senior Vice President


                                        Robert J. Amman
                                        --------------------------------------
                                        Robert J. Amman


                                     -15-


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                 Amendment dated as of December 7, 1990 (the "Amendment") to the Employment Agreement dated as of the 20th day of April, 1990 (the "Agreement") between Western Union Corporation, a New York corporation (the "Corporation"), and Robert J. Amman (the "Executive").

                 1.  Amendment of Section 5(A) of the Agreement.  Subsection
(iv) of Section 5(A) of the Agreement is hereby amended by deleting the reference to the provisions of Section 5(C) and shall read in its entirety as follows:

                 "(iv) Resignation by Executive. Executive may resign on a date specified on notice to the Corporation and the Corporation shall have no severance payment or salary or benefit continuation obligations to Executive hereunder."

                 2. Amendment of Section 5(C) of the Agreement. The Agreement is hereby amended by eliminating Section 5(C) thereof in its entirety.

                 3. The undersigned hereby agree that, so long as the Corporation's 19 1/2% Senior Secured Notes due December 15, 1992 remain outstanding, they will not enter into any arrangements providing for the payment of severance to the Executive upon a change in control of the Corporation.

                 This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                                        WESTERN UNION CORPORATION



                                        By:           John C. Walters
                                           -------------------------------------
                                                      John C. Walters
                                                   Senior Vice President


                                                      Robert J. Amman
                                           -------------------------------------
                                                      Robert J. Amman

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                       AMENDMENT TO EMPLOYMENT AGREEMENT

         Amendment, dated as of January 30, 1991, to the Employment Agreement dated as of the 20th day of April, 1990, as previously amended (the "Agreement"), between Western Union Corporation, a New York corporation (the "Corporation"), and Robert J. Amman (the "Executive").

         WHEREAS, Executive currently serves as President and Chief Executive Officer of the Corporation pursuant to and in accordance with the terms of the Agreement; and

         WHEREAS, as a result of the changes in, and reduction in the scope of, the Corporation's business, the Corporation recognizes that it is no longer necessary for Executive to devote his full time and efforts in order to perform his services under the Agreement; and

         WHEREAS, Executive and the Corporation wish to modify the provisions of the Agreement to permit Executive to engage in businesses and activities outside of the Corporation; and

         WHEREAS, the Corporation desires that Executive remain as President and Chief Executive Officer of the Corporation, and that he devote such time as is reasonable appropriate to serve in such position.

         NOW, THEREFORE, in consideration of the agreements hereinafter set forth, it is agreed as follows:

         1. The fourth sentence of Section 2 of the Agreement is hereby amended in its entirety to read as follows:

             "Executive will devote such time and effort as may be reasonable appropriate to enable him to perform his assigned duties and will use his best efforts to promote the interest of the Corporation and its subsidiaries and Affiliates; provided, however, that Executive may engage in other employment or business activities, as long as such employment or activities do not compete with the business currently conducted by the Corporation and its subsidiaries."
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         2.  Section 3(A) of the Agreement is hereby amended in its entirely to read as follows:

             "(A) As compensation for Executive's services during his employment hereunder, the Corporation will pay (subject to the provisions of Section 5 hereof) salary at a rate fixed from time to time by the Board of Directors of the Corporation, which may be more or less than his current salary on the date hereof ("Minimum Salary"), depending on the nature and magnitude of the services furnished by Executive hereunder. If the Board modifies the salary of Executive after the date of this Agreement, such modified salary shall thereafter be the Minimum Salary under this Agreement; provided, however, that such modified Minimum Salary may not be reduced without Executive's written consent. Executive's salary shall be payable in installments at such regular intervals as the Corporation uses for the payment of executive salaries."

         Except as set forth herein the Agreement, as previously amended, shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                           WESTERN UNION CORPORATION

                                    By:         John C. Walters
                                        ----------------------------------
                                             Senior Vice President


                                                Robert J. Amman
                                        ----------------------------------
                                                Robert J. Amman

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